EXHIBIT 23.2






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-88624 of C&F Financial Corporation on Form S-8 of our report dated January 17, 1997, incorporated by reference in this Annual Report on Form 10-K of C&F Financial Corporation for the year ended December 31, 1997.

/s/DELOITTE & TOUCHE LLP

Richmond, Virginia
March 20, 1998